ARTICLES OF AMENDMENT

OF

COHEN & STEERS SELECT UTILITY FUND, INC.

changing its name to

COHEN & STEERS INFRASTRUCTURE FUND, INC.


		Cohen & Steers Select Utility Fund, Inc., a Maryland corporation having its principal office in the State of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of
Assessments and Taxation of Maryland that:

		FIRST:  Effective January 1, 2010, the charter of the Corporation is hereby amended by striking out Article SECOND of the Articles of Incorporation and
inserting in lieu thereof the following:

"SECOND: The name of the corporation (hereinafter called the "Corporation") is Cohen & Steers Infrastructure Fund, Inc."

		SECOND:  The foregoing charter amendment was duly approved by a majority of the entire Board of Directors of the Corporation and is limited to a change expressly authorized by Section 2-605 of the Maryland General Corporation Law
to be made without action by the stockholders.

		IN WITNESS WHEREOF, Cohen & Steers Select Utility Fund, Inc. has caused these
Articles of Amendment to be signed in its name and on its behalf by its
President and witnessed by its Assistant Secretary on December 10, 2009.


Witness:




/s/ Tina M. Payne
Name:  Tina M. Payne
Title:    Assistant Secretary
	COHEN & STEERS SELECT UTILITY FUND, INC.



By:  /s/ Adam Derechin
        Name:  Adam Derechin
        Title:    President




THE UNDERSIGNED President of Cohen & Steers Select Utility Fund, Inc., who executed on behalf of said Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and further certifies that, to the best of his knowledge, information and belief all matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



/s/ Adam Derechin
Name:  Adam Derechin
Title:    President